RESOLUTIONS OF
                             THE BOARD OF DIRECTORS
                      OF WORLDWIDE WIRELESS NETWORKS, INC.



          A special meeting of the Board of Directors of Worldwide Networks, Inc., a Nevada corporation (the "Corporation"), was held on July 19, 2000. All members of the Board of Directors were present.


          RESOLVED,  that  the  Board of Directors  of  the  Corporation  hereby
     Authorize the issuance of 125,000 common restricted shares, of the Corporation's common stock to Technology Equity Fund Corp., as an isolated transaction, under exemption provided by Sections 3 and 4 of the Securities Act of 1933 and applicable state exemptions. These shares shall have piggy back registration rights for immediate registration on the Corporation's next registration. Said stock is being issued for $250,000; and

          FURTHER  RESOLVED,  that  the Corporation's transfer  agent,  Standard
     Registrar & Transfer hereby authorized and directed to issue and aggregate of 125,000 restricted shares of the Corporation's common stock as follows:


               Technology  Equity Fund Corp.            125,000
               1209  Orange  Street
               Wilmington,  Delaware  19801

          FURTHER RESOLVED, that the proper officers of the Corporation be, and They hereby are, authorized and directed to do all other acts and to Execute and deliver all documents as may be required, necessary or appropriate in the opinion of legal counsel, to carry out the intent of this resolution.

DATED  this  19th  day  of  July  2000.

                                                    /s/ CHARLES C. BREAM
                                                        ----------------
                                                        CHARLES C. BREAM


                                                    /s/ JACK TORTORICE
                                                        ----------------
                                                        JACK TORTORICE


                                                    /s/ THOMAS J. ROTERT
                                                        ----------------
                                                        THOMAS J. ROTERT